UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2010 (May 12, 2010)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)   (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Senior Housing Properties Trust, or the Company, held on May 12, 2010, the Company’s shareholders elected John L. Harrington as the Independent Trustee in Group II of the Board of Trustees, or the Board, for a three (3) year term of office until the Company’s 2013 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Mr. Harrington received the following votes:

For	Against	Withhold	Broker Non-Vote
97,555,057	2,911,937	1,981,657	15,466,858

The Company’s shareholders also elected Adam D. Portnoy as the Managing Trustee in Group II of the Board for a three (3) year term of office until the Company’s 2013 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Mr. Adam Portnoy received the following votes:

For	Against	Withhold	Broker Non-Vote
88,214,606	11,022,182	3,211,863	15,466,858

Also at the Company’s 2010 annual meeting of shareholders, shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
117,388,387	365,735	161,387	N/A

Item 8.01.  Other Events.

Change to Trustee Compensation; Share Grants

On May 12, 2010, the Company changed its trustee compensation arrangements.  A summary of the Company’s currently effective trustee compensation arrangement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On May 12, 2010, the Company granted each of the Company’s trustees 2,000 common shares of beneficial interest, par value $0.01 per share, valued at $22.22, the closing price of the Company’s common shares on the New York Stock Exchange on that day, pursuant to the trustee compensation arrangements described above.

Letter to Five Star Quality Care, Inc.

On May 12, 2010, the Board sent a letter to the Board of Directors of Five Star Quality Care, Inc., or Five Star, the Company’s largest tenant, requesting that the Board of Directors of Five Star consider appointing a committee of Five Star’s Independent Directors to meet with a committee of the Company’s Independent Trustees to consider possible transactions between the Company and Five Star in light of recent tax law changes with respect to real estate investment trusts and the recent enactment of the Patient Protection and Affordable Care Act, as further set forth in that letter.  In connection with the sending of such letter, on May 12, 2010, the Company’s Board appointed a special committee consisting of its Independent Trustees with authority to engage in such a dialogue and to consider these matters further, including engaging in possible negotiations regarding transactions of the type referenced in the letter or other possible transactions.  A copy of the letter is attached hereto as Exhibit 99.1.  Although the Company expects that the possible transactions referenced in the letter will be considered by the special committee of the Board of Trustees of the Company, the topics to be considered may change at any time.  There can be no assurance that any of the potential transactions referred to in the letter or in this report will be further explored, pursued or undertaken or that other types of actions will, or will not, be explored, pursued or undertaken.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits.

The Company hereby files the following exhibits:

10.1	Summary of Trustee Compensation.
99.1	Letter to the Board of Directors of Five Star Quality Care, Inc. from the Board of Trustees of Senior Housing Properties Trust, dated May 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer
Date: May 14, 2010